EDUCATION REALTY TRUST, INC.

2011/2012 PreLeasing update as of June 23rd

	2011-2012		2010-2011		Projected		September 30, 2010
Community	Leases	%	Leases	%	Rate Increase	Design Beds	Opening Occupancy

Same-communites	15,698	78.9%	15,531	78.1%	4.0%	19,887	93.6%

NOTE: The above excludes Clayton Station at Clayton State University, which is currently master leased to the university.